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                                                                  Exhibit 10.13

CONTENTS


Article 1. Establishment, Objectives, and Duration      1

Article 2. Definitions                                  1

Article 3. Administration                               2

Article 4. Eligibility and Participation                3

Article 5. Performance Shares                           3

Article 6. Performance Measures and Goals               3

Article 7. Beneficiary Designation                      4

Article 8. Deferrals                                    4

Article 9. Rights of Employees                          4

Article 10. Change in Control                           5

Article 11. Amendment, Modification, and Termination    5

Article 12. Withholding                                 5

Article 13. Indemnification                             6

Article 14. Successors                                  6

Article 15. Legal Construction                          6

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PROVIDENCE ENERGY CORPORATION
PERFORMANCE SHARE PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

   1.1. ESTABLISHMENT OF THE PLAN. Providence Energy Corporation (the "Company") hereby establishes an incentive compensation plan to be known as the "Providence Energy Corporation Performance Share Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Performance Shares.

   The Plan shall become effective as of October 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

   1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to provide a competitive compensation package to the senior executives of the Company, to further promote stock ownership among top management, and to align executives with the interests of shareholders through a direct link to total shareholder return.

   The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of executives who make significant contributions to the Company's success and to allow executives to share in the success of the Company.

   1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to
Article 11 hereof, until all Awards subject to it shall have been paid out according to the Plan's provisions, provided that no Awards shall be granted after September 30, 2003.

   1.4. MAXIMUM NUMBER OF SHARES ISSUABLE. The number of Shares issuable by the Company in payment of Awards granted under the Plan (excluding Shares purchased by the Company in open market transactions for such purpose) shall not exceed 1 percent of the Company's issued and outstanding Shares on the Effective Date as to any single Participant or 5 percent of the Company's issued and outstanding Shares on the Effective Date as to all Participants.

ARTICLE 2. DEFINITIONS

   Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1. "AWARD" means, individually or collectively, a grant under this Plan of Performance Shares.

   2.2. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

   2.3. "COMMITTEE" means the Human Resources and Planning Committee of the Company's Board of Directors or any other committee appointed by the Board of Directors to administer the Plan, as specified in Article 3 herein.

   2.4. "COMPANY" means Providence Energy Corporation, a Rhode Island corporation having its principal place of business in Providence, Rhode Island, and any successor thereto as provided in Article 14 herein.

   2.5. "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

   2.6.  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
         Section 1.1 hereof.

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   2.7.  "EMPLOYEE" means any full-time, active employee of the Company or its subsidiaries.

   2.8.  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   2.9. "FAIR MARKET VALUE" shall be determined on the basis of the average closing sale price on the principal securities exchange on which the Shares are traded for the five days prior to the end of the Performance Period.

   2.10. "PARTICIPANT" means an Employee who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

   2.11. "PERFORMANCE GOALS" mean the performance goals established in accordance with Section 6.3 hereof.

   2.12. "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met.

   2.13. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 5 herein.

   2.14. "RELATIVE TSR" shall mean the total shareholder return on a Share (based on share price and dividends paid) relative to the average total shareholder return for the E.D. Jones Gas Distribution peer group.

   2.15. "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

   2.16. "SHARE" shall mean a share of the Company's common stock.

   2.17. "SHARE PRICE" shall mean the Fair Market Value of a Share as of the relevant date.

ARTICLE 3. ADMINISTRATION

   3.1. THE COMMITTEE. The Plan shall be administered by the Human Resources and Planning Committee, or by any other committee of not less than two directors appointed by the Company's Board of Directors to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Company's Board of Directors. Unless the Company's Board of Directors shall determine otherwise, in its sole discretion, all members of the Committee shall be "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

   3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the organizational documents of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

   3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

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ARTICLE 4. ELIGIBILITY AND PARTICIPATION

   4.1. ELIGIBILITY. Persons eligible to participate in this Plan are Employees comprising the senior management of the Company and/or its subsidiaries.

   4.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, based on the recommendation of the Company's Chief Executive Officer, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 5. PERFORMANCE SHARES

   5.1. GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

   5.2. VALUE OF PERFORMANCE SHARES. Each Performance Share shall have a value that is equal to the Fair Market Value of a Share. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 5, each time period during which the performance goals must be met shall be called a "Performance Period."

   5.3. EARNING OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the Performance Goals established in
Article 6 have been achieved, subject to the threshold performance requirement set forth in Section 6.4.

   5.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Subject to the terms of the Plan, payment of earned Performance Shares shall be made fifty percent (50%) in cash and fifty percent (50%) in Shares following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee shall pay out the earned Performance Shares within ninety (90) days of the close of the applicable Performance Period.

   5.5 NO ENTITLEMENT TO DIVIDENDS. An Award shall not entitle the Participant to receive any dividend payments with respect to any dividends that may be paid on the Shares.

   5.6. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Shares which is prorated, as specified by the Committee in its discretion, such payout to be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

   5.7. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 5.5 herein, all Performance Shares shall be forfeited by the Participant unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

   5.8. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 6. PERFORMANCE MEASURES AND GOALS

   6.1 PERFORMANCE MEASURES. The performance measures to be used for purposes of determining the number of Performance Shares earned at the end of the Performance Period shall be Relative TSR and Share Price.

   6.2 PERFORMANCE PERIOD. The Performance Period for Awards granted under the Plan shall be three calendar years from the date of grant.

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   6.3 Performance Goals. At the end of the Performance Period, the number of
Performance Shares earned shall be based on both Relative TSR and Share Price, subject to the threshold performance requirement set forth in Section 6.4. The Committee shall establish Performance Goals and the percent of target metrics for Awards. The Relative TSR Performance Goals and Share Price Performance Goals and the performance metrics shall be set forth in the Award Agreement.

   6.4 Determination of Performance Shares Earned. The number of Performance Shares earned for a Performance Period shall be determined based on both the Relative TSR and Share Price Performance Goals set forth in the Award Agreement as of the end of Performance Period, subject to the threshold performance requirement set forth below.

   The Committee shall first determine the percent of target Performance Shares earned for the Performance Period based on each of the Company's Relative TSR and Share Price Performance Goals set forth in the Award Agreement. Subject to the threshold performance requirement, the Participant shall earn the greater of
(i) the percent of target Performance Shares earned under the Relative TSR Performance Goal; or (ii) the percent of target Performance Shares earned under the Share Price Performance Goal.

   Any pay out of Performance Shares for a Performance Period shall be contingent on the Company achieving a minimum average annual Total Shareholder Return over the Performance Period of the total annual return provided on 30-year United States Treasury Notes over the Performance Period (the "Minimum Return"). In the event that the Minimum Return is not achieved for the Performance Period, the percent of target Performance Shares earned for the Performance Period shall be zero.

ARTICLE 7. BENEFICIARY DESIGNATION

   Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 8. DEFERRALS

   The Committee may permit a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall, to the extent permitted under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, permit deferral of any tax liability for a payment deferral.

ARTICLE 9. RIGHTS OF EMPLOYEES

   9.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   9.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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ARTICLE 10. CHANGE IN CONTROL

  10.1 DEFINITION OF "CHANGE IN CONTROL." A Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Company possessing twenty percent (20%) or more of the voting power for the election of directors of the Company;

(b) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Company (or such other surviving corporation);

(c) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

(d) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

   10.2 TREATMENT OF OUTSTANDING AWARDS UPON A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, unless otherwise prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the target opportunities under all outstanding Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control.

   10.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 11. AMENDMENT, MODIFICATION, AND TERMINATION

   11.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

   11.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, the financial statements of the Company, the E.D. Jones Gas Distribution peer group or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

   11.3. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 12. WITHHOLDING

   TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

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ARTICLE 13. INDEMNIFICATION

   Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 14. SUCCESSORS

   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Shares, business and/or assets of the Company.

ARTICLE 15. LEGAL CONSTRUCTION

   15.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   15.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   15.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

   15.4. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Rhode Island.

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